                                                                    EXHIBIT 99.1

                             TOTAL RENAL CARE, INC.
                             ----------------------

                                 PRESS RELEASE


FOR FURTHER INFORMATION PLEASE CONTACT:

AT THE COMPANY                          AT THE FINANCIAL RELATIONS BOARD
--------------                          --------------------------------

VICTOR M.G. CHALTIEL, CEO             LARRY DELANEY, GENERAL INFORMATION
OR JOHN E. KING, CFO                      MOIRA CONLON, INVESTOR CONTACT
AT (310) 792-2600                       MICHAELLE BURSTIN, MEDIA CONTACT
                                                       AT (310) 442-0599
                                         KATHY BRUNSON, INVESTOR CONTACT
                                                       AT (312) 266-7800

FOR IMMEDIATE RELEASE
TUESDAY, NOVEMBER 3, 1998

                  TOTAL RENAL CARE REPORTS NET REVENUES UP 61%
                  AND NET INCOME UP 99% FOR THIRD QUARTER 1998

       EARNINGS PER SHARE AT 35 CENTS, UP 94% FROM SAME YEAR-AGO QUARTER

THIRD QUARTER/RECENT HIGHLIGHTS:

 .    REVENUES UP 61% TO $318,585,000 FOR THE QUARTER
 .    EARNINGS UP 99% TO $29,109,000 FOR THE QUARTER
 .    CASH FLOW (EBITDA) MARGIN IMPROVED TO 28.7% FOR THE QUARTER
 .    ADDITION OF 54 CENTERS AND MORE THAN 3,300 PATIENTS SINCE JULY 1, 1998 FOR
     A TOTAL OF APPROXIMATELY 36,400 PATIENTS AT SEPTEMBER 30, 1998 (INCLUDING 21 CENTERS AND 1,000 PATIENTS UNDER MANAGEMENT)
 .    ADDITION OF 15 CENTERS, AND APPROXIMATELY 1,500 PATIENTS SINCE OCTOBER 1,
     1998 FOR A CURRENT TOTAL OF APPROXIMATELY 37,900 PATIENTS (INCLUDING 14 CENTERS AND 1,200 PATIENTS UNDER MANAGEMENT)

TORRANCE, CALIF., NOVEMBER 3, 1998 -- Continuing to report strong quarterly financial results, TOTAL RENAL CARE HOLDINGS, INC. (NYSE: TRL), the second largest domestic and largest independent worldwide provider of dialysis services, today announced record revenues, earnings, and earnings per share for the third quarter of 1998.

Revenues increased 61% to $318.6 million in the third quarter of 1998 from $197.7 million in the corresponding period of 1997. Earnings increased 99% to $29.1 million from $14.6 million and earnings per share increased 94% to $0.35 on 87.1 million weighted average shares outstanding, compared with earnings per share of $0.18 on 80.5 million weighted average shares outstanding for the prior-year third quarter period.

"The success of our aggressive, yet disciplined growth strategy in 1998 has continued to result in an impressive financial track record quarter after quarter," said Victor M.G.

Chaltiel, TRL Chairman, President and Chief Executive Officer. "With more than 8,000 patients added year-to-date, plus the 1,200 patents under Satellite Dialysis Centers and those currently under a definitive agreement or an agreement in principle, we believe that we are well-positioned for another extraordinary year of growth in 1999."

Revenues increased 62% to $865.7 million in the first nine months of 1998 from $535.4 million in the corresponding period of 1997. Earnings (before merger costs of $92.8 million and $15.6 million of non cash expense related to a change in accounting principle requiring start-up and organizational costs to be expensed immediately rather than capitalized and the write-off of deferred financing charges all of which were recognized in the first quarter, and $25.8 million from an extraordinary item and related charge associated with the refinancing of existing credit lines and early retirement of underlying interest swap arrangements recognized in the second quarter) increased 92% to $76.7 million up from $39.9 million. Earnings per share (before extraordinary item and related charge, and merger costs and accounting change) increased 86% to $0.93, compared with earnings per share of $0.50 for the same prior year nine month period.

"Obviously, we are very pleased with the continuation of our exceptional 1998 performance into the last half of 1998," commented Mr. Chaltiel.

As previously disclosed, the Company's Florida-based laboratory subsidiary is the subject of a third party carrier review and payment suspension. Notwithstanding the provision by the Company of extensive supporting documentation, the carrier still maintains that 99.3% of the tests performed by the laboratory during the review period were not properly supported by the prescribing physicians' medical justification and has issued a formal overpayment determination in the amount of approximately $5.6 million. The carrier has informed the local offices of the Department of Justice and the Department of Health and Human Services of the overpayment determination. The Company continues to cooperate fully with the carrier and believes that the carrier's position is wrong, legally and factually. The Company has instituted formal appeal proceedings relating to the overpayment determination and will pursue all possible remedies available under the law.

Torrance-based Total Renal Care Holdings, Inc. is the second largest domestic and largest independent worldwide provider of integrated dialysis services for patients suffering from chronic kidney failure. The Company owns and operates high-quality, free-standing kidney dialysis centers and home peritoneal dialysis programs in 33 states, as well as Washington, D.C., Puerto Rico, Guam, Argentina and Europe, and also provides high-quality acute hemodialysis services to inpatients at approximately 306 hospitals. Currently, TRL will operate 492 outpatient dialysis facilities and provide services to approximately 37,900 patients, with approximately 2,200 patients in 35 centers under TRL management (including patients to be served under the Satellite Dialysis Centers agreement, which is effective December 1, 1998). The company additionally operates ESRD laboratory and pharmacy facilities, as well as vascular access management, transplant services and ESRD clinical research programs.

 FOR INFORMATION ON TOTAL RENAL CARE HOLDINGS, INC., VIA FACSIMILE AT NO COST,
                 CALL 1-800-PRO-INFO AND DIAL COMPANY CODE TRL.

EXPANSION HIGHLIGHTS

                                        QUARTER ENDED             YEAR ENDED                        QUARTER ENDED
                               -------------------------------   ---------------    -----------------------------------------
                               SEPTEMBER 30,   DECEMBER 31,       DECEMBER 31,         MARCH 31,      JUNE 30,    SEPTEMBER 30,
                                   1997           1997               1997                1998           1998          1998
                               -------------------------------   ---------------    ------------------------------------------
Treatments...............         489,922        553,218          1,869,854           1,099,627        1,186,597       1,283,734
Patients.................          13,700         15,800             15,800              30,700           33,100          36,400
Centers..................             174            197                197                 391              423             477
Revenue per Treatment....        $    232       $    236         $      234          $      235       $      243      $      248


                          (Financial Tables to Follow)

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding operations integration and market opportunities and involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the uncertainties associated with governmental regulation, general economic and other market conditions, and the "risk factors" set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements should be considered in light of these risks and uncertainties.

                        TOTAL RENAL CARE HOLDINGS, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                            THREE MONTHS                    NINE MONTHS
                                                   ------------------------------     -------------------------------
                                                       1998              1997              1998            1997
                                                   ------------------------------     -------------------------------
Net operating revenues........................     $318,585,000      $197,749,000      $865,684,000      $535,401,000
Operating expenses:
  Facilities..................................      200,925,000       131,670,000       549,544,000       360,771,000
  General and administrative..................       17,174,000        13,208,000        50,589,000        35,244,000
  Provision for doubtful accounts.............        8,997,000         5,390,000        23,539,000        14,786,000
  Depreciation and amortization...............       22,435,000        14,194,000        62,474,000        38,023,000
  Merger costs................................                0                 0        92,835,000                 0
                                                   ------------      ------------      ------------      ------------

   Total operating expenses...................      249,531,000       164,462,000       778,981,000       448,824,000
                                                   ------------      ------------      ------------      ------------

Operating income..............................       69,054,000        33,287,000        86,703,000        86,577,000

Interest expense..............................      (19,805,000)       (7,525,000)      (50,866,000)      (17,179,000)
Interest swap--early termination costs........                0                 0        (9,823,000)                0
Interest income...............................          963,000           883,000         3,627,000         2,346,000
                                                   ------------      ------------      ------------      ------------

Income before income taxes, minority
  interests, extraordinary item and
  cumulative effect of a change in accounting
  principle...................................       50,212,000        26,645,000        29,641,000        71,744,000

Income taxes..................................       19,244,000        11,163,000        28,924,000        28,681,000
                                                   ------------      ------------      ------------      ------------

Income before minority interests,
  extraordinary item and cumulative effect of
  a change in accounting principle............       30,968,000        15,482,000           717,000        43,083,000

Minority interests in income of consolidated
  subsidiaries................................        1,859,000           850,000         4,817,000         3,193,000
                                                   ------------      ------------      ------------      ------------

Income (loss) before extraordinary item and
  cumulative effect of a change in accounting
  principle...................................       29,109,000        14,632,000        (4,100,000)       39,890,000

Extraordinary loss, net of tax of $7,668,000.                 0                 0        12,744,000                 0

Cumulative effect of a change in accounting
  principle, net of tax of $4,300,000.........                0                 0         6,896,000                 0
                                                   ------------      ------------      ------------      ------------

Net (loss) income.............................     $ 29,109,000      $ 14,632,000      $(23,740,000)     $ 39,890,000
                                                   ------------      ------------      ------------      ------------

Earnings (loss) per common share:
   Net income (loss) before extraordinary
    item and cumulative effect of change in
    accounting principle......................     $       0.36      $       0.19      $      (0.05)     $       0.52
   Extraordinary loss.........................     $       0.00      $       0.00      $      (0.16)     $       0.00
   Cumulative effect of change in accounting..     $       0.00      $       0.00      $      (0.09)     $       0.00
                                                   ------------      ------------      ------------      ------------
   Net (loss) income..........................     $       0.36      $       0.19      $      (0.30)     $       0.52
                                                   ============      ============      ============      ============

 Weighted average number of common shares
   outstanding................................       80,858,000        77,752,000        79,982,000        77,405,000
                                                   ============      ============      ============      ============

Earnings (loss) per common share--assuming
  dilution:
   Net income (loss) before extraordinary
    item and cumulative effect of change in
    accounting principle......................     $       0.35      $       0.18      $      (0.05)     $       0.50
   Extraordinary loss.........................     $       0.00      $       0.00      $      (0.16)     $       0.00
   Cumulative effect of change in accounting..     $       0.00      $       0.00      $      (0.09)     $       0.00
                                                   ------------      ------------      ------------      ------------
   Net (loss) income..........................     $       0.35      $       0.18      $      (0.30)     $       0.50
                                                   ============      ============      ============      ============
 Weighted average number of common shares
   and equivalents outstanding--assuming
   dilution...................................       87,052,000        80,532,000        79,982,000        79,683,000
                                                   ============      ============      ============      ============